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                                                            Exhibit 4.2
                                                            -----------


                                  MATTEL, INC.

                       OFFICER'S CERTIFICATE PURSUANT TO
                  SECTIONS 2.2, 10.4 AND 10.5 OF THE INDENTURE
                  --------------------------------------------



          Each of Harry J. Pearce, Chief Financial Officer, and William Stavro, Senior Vice President & Treasurer, of Mattel, Inc., a Delaware corporation (the "Company"), having read the Indenture dated as of February 15, 1996 (the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association (formerly Chemical Trust Company of California), as Trustee, including Section 2.2 thereof, do hereby determine and certify, in their respective corporate capacities, pursuant to the authority vested in them by the Board of Directors of the Company (pursuant to resolutions duly adopted by the Board of Directors of the Company on August 21, 1997) as follows:

               (i) They hereby authorize and establish a Series of Securities to be issued under the Indenture entitled the "6% Notes Due July 15, 2003" (the "Notes");

               (ii) The Notes shall constitute part of a single Series of Securities under the Indenture, which Series is limited in aggregate principal amount to $150,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.7, 2.8 or 2.11);

               (iii) The date on which principal of each Note is payable shall be July 15, 2003 (the "Maturity Date");

               (iv) The rate at which each Note shall bear interest shall be 6% per annum. Interest will accrue from the most recent date on which interest has been paid or duly provided for or if no interest has been paid or duly provided for, from July 24, 1998, until the principal thereof has been paid or duly made available for payment. Interest will be payable on each Interest Payment Date, which shall be on January 15 and July 15 of each year, commencing January 15, 1999, and at maturity. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name such Note is registered at the close of business on the Record Date for such Interest Payment date, which Record Date shall be the January 1 or July 1 immediately preceding such Interest Payment Date (whether or not a Business Day); provided,
                                                                 --------
     however, that interest payable on the Maturity Date will be payable to the
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     person to whom principal shall be payable;
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               (v) Payment of the principal of each Note and the interest due on the Maturity Date will be made in immediately available funds upon surrender of such Note at the principal corporate trust office of the Trustee or at the office or agency of the Trustee maintained for that purpose in The City of New York, New York, or at such other paying agency as the Company may determine;.

               (vi) The Notes are redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of
     (i) 100% of the principal amount of the Notes so redeemed or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus, in each case, accrued interest thereon to the redemption date;

               (vii) The Company shall not be obligated to redeem or purchase any Note pursuant to any sinking fund or analogous provision or at the option of the Holder thereof;

               (viii) The Notes shall be issued in registered form in denominations of $1,000 and integral multiples thereof and each Note will be represented by a global security registered in the name of a securities depository;

               (ix) The principal of the Notes shall be payable upon declaration of acceleration of maturity pursuant to Section 6.2 of the Indenture;

               (x) The currency of denomination of the Notes shall be the coin or currency of the United States of America that at the time of payment is legal tender for public and private debts;

               (xi) Principal of and interest on the Notes shall be payable in the coin or currency of the United States of America that at the time of payment is legal tender for public and private debts;

              (xii) For purposes of the Notes only, the following terms shall have the meanings indicated:

               "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.10%.

               "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York, New York or San Francisco, California.

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               "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

               "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

               "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company and certified to the Trustee by the Company.

               "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and certify the same to the Trustee; and any other Primary Treasury Dealer selected by the Company and certified to the Trustee by the Company.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company and certified to the Trustee by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date; and

               (xiii) The Notes shall be in the form included herewith as Annex
     A.

          I have read the Indenture, including Section 2.2 thereof. In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether the conditions precedent provided for in the Indenture relating to the establishment of a Series of Securities (as defined in the Indenture) have been complied with. In my opinion, all conditions precedent provided for in the Indenture relating to the establishment of the Series of Notes have been complied with.

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          IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Company this 24th day of July, 1998.

[SEAL]


                                       /s/ Harry J. Pearce
                                       __________________________
                                       Harry J. Pearce
                                       Chief Financial Officer


                                       /s/ William Stavro
                                       __________________________
                                       William Stavro
                                       Senior Vice President and Treasurer